FIRST AMENDMENT OF

AMENDED AND RESTATED RESPIRERX PHARMACEUTICALS INC.

2015 STOCK AND STOCK OPTION PLAN

This First Amendment (the “Amendment”) of the Amended and Restated RespireRx Pharmaceuticals Inc. 2015 Stock and Stock Option Plan (the “Plan”) of RespireRx Pharmaceuticals Inc. (the “Company”) is made pursuant to a unanimous written consent of the Company’s Board of Directors (the “Board”) as of January 17, 2017.

WHEREAS, the Plan was adopted by the Board on March 31, 2016 and, as adopted, provided for a maximum of 500,000,000 shares to be issued under the Plan;

WHEREAS, on September 1, 2016, the Company effected a 325-to-1 reverse stock split of its issued and outstanding shares of Common Stock, $0.001 par value (the “Reverse Stock Split”);

WHEREAS, as a consequence of the Reverse Stock Split and pursuant to the term of the Plan, the total number of shares available for future distribution under the Plan and covered by each outstanding award under the Plan were automatically adjusted for the Reverse Stock Split, and such adjustment effectively reduced the aggregate number of shares that could be awarded under the Plan from 500,000,000 to 1,538,461 on a post Reverse Stock Split basis; and

WHEREAS, on January 17, 2017, the Board, acting by unanimous written consent, increased the shares available under the Plan by 1,500,000 shares, to an aggregate total of 3,038,461.

NOW, THEREFORE, as of January 17, 2017, the first sentence of the section of the Plan entitled “Stock Subject to the Plan” is deleted in its entirety and replaced with the sentence:

“Subject to the provisions of Section 11 below, the maximum aggregate number of Shares that may be issued under the Plan (as adjusted for the Company’s 325-to 1 reverse stock split effected on September 1, 2016) is 3,038,461 Shares, all of which may be issued pursuant to Non-Statutory Stock Options, Restricted Stock, or as Stock Grants.”

All other aspects of the Plan remain unchanged and are hereby confirmed.